Exhibit 99.4

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the U.S. Offer (as defined below) or about the action you should take, you are urged to seek personal financial advice immediately from an appropriately authorized independent professional advisor.

SHARE ACCEPTANCE FORM

To Tender Common or Preferred Shares

of

Open Joint Stock Company “Vimpel-Communications”

Pursuant to the Prospectus dated February 8, 2010

by

VimpelCom Ltd.

The U.S. Offer is subject to the conditions described in

“The Offers – Terms and Conditions of the Offers” of the Prospectus.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON APRIL 15, 2010, UNLESS THE U.S. OFFER IS EXTENDED. YOU MAY NOT TENDER OR WITHDRAW YOUR OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS” SHARES AFTER THE EXPIRATION OF THE U.S. OFFER.

Please deliver this properly completed and duly executed Share Acceptance Form, together with a properly completed and duly executed Share Transfer Order and all required accompanying documents (collectively, the “Share Acceptance Materials”) to BNY Mellon Shareowner Services, in its capacity as exchange agent for the U.S. Offer (the “U.S. Exchange Agent”):

BNY MELLON SHAREOWNER SERVICES

By Mail:	By Overnight Courier or Hand:

BNY Mellon Shareowner Services c/o Mellon Investor Services LLC Attn. Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services c/o Mellon Investor Services LLC 480 Washington Boulevard Attn: Corporate Action Department 27th Floor Jersey City, NJ 07310

You should only use this Share Acceptance Form if you are a U.S. holder (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934) to tender your common or preferred shares (“OJSC VimpelCom shares”) of Open Joint Stock Company “Vimpel-Communications” (“OJSC VimpelCom”) in the U.S. Offer. If your OJSC VimpelCom shares are registered in the name of a custodian, such as a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your OJSC VimpelCom shares in the U.S. Offer, you should instruct your custodian to tender OJSC VimpelCom shares in the U.S. Offer on your behalf. If you hold OJSC VimpelCom American Depositary Receipts (“OJSC VimpelCom ADSs”) that you wish to tender in the U.S. Offer, you may not use this Share Acceptance Form; rather, you should refer to section “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom ADSs” in the VimpelCom Ltd. prospectus dated February 8, 2010, as such prospectus may be amended or supplemented from time to time (the “Prospectus”).

DELIVERY OF THIS SHARE ACCEPTANCE FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR OJSC VIMPELCOM SHARES.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE THESE SHARE ACCEPTANCE MATERIALS ARE COMPLETED.

Terms used in these Share Acceptance Materials to the extent not defined herein shall have the same meaning as in the Prospectus.

The table below must be completed by all holders tendering their OJSC VimpelCom shares in the U.S. Offer.

DESCRIPTION OF OJSC VIMPELCOM SHARES TENDERED
Name(s) and address(es) of registered owner(s) (Please fill in exactly as name(s) appear(s) on record)	Number of OJSC VimpelCom Common Shares Tendered	Number of OJSC VimpelCom Preferred Shares Tendered

By signing this Share Acceptance Form, you hereby acknowledge that you have received the Prospectus and these Share Acceptance Materials (which, as amended or supplemented from time to time, constitute the “U.S. Offer”). In the U.S. Offer, VimpelCom Ltd. is offering to exchange:

(a)	for each OJSC VimpelCom ADS, one depositary receipt (“DR”) representing one VimpelCom Ltd. common share (a “Common DR”);

(b)	for each OJSC VimpelCom common share held by a U.S. holder (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934), 20 Common DRs; and

(c)	for each OJSC VimpelCom preferred share held by a U.S. holder, 20 DRs, each representing one VimpelCom Ltd. preferred share (the “Preferred DRs”).

In addition, under the applicable Russian voluntary tender offer rules, VimpelCom Ltd. is required to offer a cash alternative to the DRs. Therefore, as an alternative to the DRs, in the U.S. Offer VimpelCom Ltd. is also offering 0.01 Russian roubles in cash (equal to approximately US$0.0003) for each OJSC VimpelCom share and 0.0005 Russian roubles in cash (equal to approximately US$0.000017) for each OJSC VimpelCom ADS. The cash consideration that VimpelCom Ltd. is offering in the U.S. Offer is not intended to represent fair market value for the OJSC VimpelCom shares, and VimpelCom Ltd. strongly urges you not to elect to receive cash consideration in exchange for your OJSC VimpelCom shares, as discussed under “The Offers – Terms and Conditions of the Offers” in the Prospectus. Nonetheless, if you choose to receive cash consideration in exchange for your tendered OJSC VimpelCom shares in the U.S. Offer, such cash consideration will be converted from Russian roubles into U.S. dollars on the date that the custodian for the U.S. Exchange Agent confirms receipt of the Russian rouble funds at the then prevailing spot market rate for the exchange of Russian roubles into U.S. dollars and the proceeds, if any, distributed to you, net of fees, expenses and any applicable taxes incurred. Due to currency conversion fees and related expenses, you may not receive any U.S. dollar cash distribution if you elect to receive cash consideration.

Simultaneously with the U.S. Offer, VimpelCom Ltd. is making an offer in accordance with the Russian voluntary tender offer rules (the “Russian Offer,” and together with the U.S. Offer, the “Offers”) to all OJSC VimpelCom shareholders, wherever located. The Russian Offer is not open to OJSC VimpelCom ADS holders, and shares tendered in the U.S. Offer may not also be tendered in the Russian Offer.

If the conditions to completion of the Offers, as described in the Prospectus under “The Offers – Terms and Conditions of the Offers,” have been fulfilled or, to the extent permitted, waived, VimpelCom Ltd. will accept for exchange all OJSC VimpelCom shares validly tendered in the U.S. Offer and not withdrawn and deliver or procure the delivery of DRs for the account of the tendering holders as soon as possible, but no later than three business days after the announcement of the results of the Offers.

Subject to the terms and conditions of the Offers, upon VimpelCom Ltd.’s acceptance for exchange of OJSC VimpelCom shares and confirmation from The Bank of New York Mellon, VimpelCom Ltd.’s DR depositary (the “DR depositary”), of deposit of the applicable number of VimpelCom Ltd.’s shares to be represented by DRs and which will be distributed in the Offers, the U.S. Exchange Agent will cause the applicable number of DRs to be registered in your name (or your nominee’s name) and you will receive a DRS statement confirming that registration.

Under no circumstances will interest be paid on the exchange of OJSC VimpelCom shares, regardless of any delay in making the exchange or any extension of the Offers.

VimpelCom Ltd.’s shares represented by DRs distributed in the Offers will, upon their issuance and delivery to the DR depositary, be duly authorized, validly issued, fully paid and non-assessable common or preferred shares of VimpelCom Ltd.

If you tender and VimpelCom Ltd. accepts your OJSC VimpelCom shares, this will constitute a binding agreement between you and VimpelCom Ltd., subject to the terms and conditions set forth in the Prospectus and the Share Acceptance Materials. In order to validly tender your OJSC VimpelCom shares in the U.S. Offer, you must, on or prior to the expiration date of the U.S. Offer acceptance period, do one of the following:

•

If your OJSC VimpelCom shares are registered in your name, and you want to tender your OJSC VimpelCom shares in the U.S. Offer, complete and sign the Share Acceptance Materials in accordance with the instructions contained therein and deliver the original executed documents to the U.S. Exchange Agent at the address shown above; or

•

If your OJSC VimpelCom shares are registered in the name of a custodian, such as a broker, dealer, commercial bank, trust company or other nominee, and you want to tender your OJSC VimpelCom shares in the U.S. Offer, you should instruct your custodian to tender the OJSC VimpelCom shares in the U.S. Offer on your behalf by completing and signing the Share Acceptance Materials in accordance with the instructions contained therein and delivering the original documents to the U.S. Exchange Agent at the address shown above.

All original properly completed and duly executed Share Acceptance Materials must be received by the U.S. Exchange Agent before the expiration date of the U.S. Offer acceptance period in order to be properly and timely received. If you or your custodian fails to correctly and timely deliver complete and correct Share Acceptance Materials before the expiration of the U.S. Offer acceptance period, your tender may not be valid and your OJSC VimpelCom shares may not be accepted.

Share Acceptance Materials for any OJSC VimpelCom shares that you tender will be held by the U.S. Exchange Agent until:

•	the announcement of the results of the Offers following the expiration of the Russian Offer acceptance period;

•	you exercise your withdrawal rights in accordance with the terms of the U.S. Offer; or

•	the U.S. Offer is terminated without any exchange.

If you are in any doubt about the procedure for tendering OJSC VimpelCom shares, please contact Innisfree M&A Incorporated, which is the information agent for the U.S. Offer (the “Information Agent”) using the contact details set forth below.

Only U.S. holders of OJSC VimpelCom shares are entitled to tender their OJSC VimpelCom shares in the U.S. Offer. If you are a non-U.S. holder of OJSC VimpelCom shares, you must tender into the Russian Offer, unless you deposit your OJSC VimpelCom common shares with the OJSC VimpelCom ADS depositary in exchange for OJSC VimpelCom ADSs, in which case you may participate in the U.S. Offer as an OJSC VimpelCom ADS holder. If you elect to participate in the Russian Offer, however, you may only elect to receive DRs in exchange for your OJSC VimpelCom shares if you satisfy the Russian legal definition of “qualified investor,” as described in the Prospectus under “The Offers – The U.S. Offer and the Russian Offer – The Russian Offer.”

If you are a beneficial owner whose OJSC VimpelCom shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your OJSC VimpelCom shares in the U.S. Offer, you should promptly contact the person in whose name your OJSC VimpelCom shares are registered and instruct that person to tender on your behalf. If you wish to tender into the U.S. Offer on your own behalf, prior to completing and executing the Share Acceptance Materials, you must either make appropriate arrangements to register ownership of OJSC VimpelCom shares in your name or obtain a properly completed stock power from the person in whose name OJSC VimpelCom shares are registered.

In order to properly complete these Share Acceptance Materials, you must (1) complete the boxes entitled “Description of OJSC VimpelCom Shares Tendered,” (2) complete the box entitled “DR or Cash Election,” (3) if appropriate, complete the box entitled “Special Payment Instructions,” (4) sign the Share Acceptance Form by completing the box entitled “Sign Here,” (5) complete and sign the box entitled “Substitute Form W-9,” (6) complete the Share Transfer Order in accordance with the instructions contained below, sign the Share Transfer Order and, if necessary, arrange for your signature to be notarized and legalized in accordance with the instructions below, and (7) complete and sign the ancillary materials to the Share Transfer Order in accordance with the instructions below. You should read the detailed instructions at the end of this document before completing these Share Acceptance Materials. By completing these steps properly in accordance with the instructions below, you will have tendered your OJSC VimpelCom shares on the terms and conditions described in the Prospectus and these Share Acceptance Materials.

DR OR CASH ELECTION

For holders of OJSC VimpelCom common shares

☐	Twenty (20) Common DRs for each OJSC VimpelCom common share; OR

☐	Nominal cash consideration of 0.01 Russian roubles for each OJSC VimpelCom Share to be paid in U.S. dollar equivalent, if any, after fees, expenses and any applicable taxes. As of the date of the Prospectus, 0.01 Russian roubles is equal to approximately US$0.0003.

If an election is not made or is not properly made, you will receive Common DRs, which is the standard entitlement.

For holders of OJSC VimpelCom preferred shares

☐	Twenty (20) Preferred DRs for each OJSC VimpelCom preferred share; OR

☐	Nominal cash consideration of 0.01 Russian roubles for each OJSC VimpelCom Share to be paid in U.S. dollar equivalent, if any, after fees, expenses and any applicable taxes. As of the date of the Prospectus, 0.01 Russian roubles is equal to approximately US$0.0003.

If an election is not made or is not properly made, you will receive Preferred DRs, which is the standard entitlement.

VimpelCom Ltd. strongly urges you not to elect to receive cash consideration in exchange for your OJSC VimpelCom shares. VimpelCom Ltd. is only offering a nominal cash option to comply with the Russian regulations, and does not intend for the cash option to constitute fair market value for your OJSC VimpelCom shares. Nonetheless, if you choose to receive cash consideration in exchange for your tendered OJSC VimpelCom shares in the U.S. Offer, such cash consideration will be converted from Russian roubles into U.S. dollars on the date that the custodian for the U.S. Exchange Agent confirms receipt of the Russian rouble funds at the then prevailing spot market rate for the exchange of Russian roubles into U.S. dollars and the proceeds, if any, distributed to you, net of fees, expenses and any applicable taxes incurred. Due to currency conversion fees and related expenses, you may not receive any U.S. dollar cash distribution if you elect to receive cash consideration.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the U.S. Offer, as described in the Prospectus and the Share Acceptance Materials, I hereby tender to VimpelCom Ltd. the number of OJSC VimpelCom shares described above in the box entitled “Description of OJSC VimpelCom Shares Tendered” for the consideration elected in the box entitled “DR or Cash Election” above. I will execute all other documents and take all other actions required to enable VimpelCom Ltd. to receive all rights to, and benefits of, these OJSC VimpelCom shares, including, but not limited to, properly completing and duly executing a Share Transfer Order and the ancillary materials thereto.

Subject to and effective upon the acceptance of all or any portion of the OJSC VimpelCom shares tendered by these Share Acceptance Materials in accordance with the terms and conditions of the U.S. Offer – including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment – I hereby accept the U.S. Offer in respect to the number of OJSC VimpelCom shares indicated in this Share Acceptance Form on the terms and subject to the conditions set forth in the U.S. Offer. I have (or the person acting on my behalf has) properly completed and duly executed all Share Acceptance Materials and will execute all other documents and take all other actions required to enable VimpelCom Ltd. to receive all rights to, and benefits of, the OJSC VimpelCom shares tendered on the terms and conditions of the U.S. Offer.

I hereby represent and warrant that:

•

I irrevocably appoint the U.S. Exchange Agent as my attorney-in-fact, which appointment will take effect upon VimpelCom Ltd.’s acceptance of the OJSC VimpelCom shares for exchange, to (i) execute and deliver, on my behalf, all ancillary forms of transfer and/or other documents representing my OJSC VimpelCom shares and other documents of title; and (ii) take all other actions as my attorney-in-fact considers necessary or expedient to vest in VimpelCom Ltd. or its nominee title to the OJSC VimpelCom shares tendered or otherwise in connection with my acceptance of the U.S. Offer;

•

I or my agent holds title to the OJSC VimpelCom shares being tendered or, if I am tendering OJSC VimpelCom shares on behalf of another person, the other person holds title to the OJSC VimpelCom shares that I am tendering; neither I nor my agent nor any person on whose behalf I am tendering OJSC VimpelCom shares has granted to any person any right to acquire any of the OJSC VimpelCom shares tendered or any other right with respect to these OJSC VimpelCom shares;

•

I hereby irrevocably authorize and request (i) the U.S. Exchange Agent to procure the registration of the transfer of the tendered OJSC VimpelCom shares pursuant to the U.S. Offer and the delivery of these OJSC VimpelCom shares to VimpelCom Ltd. or as it may direct; and (ii) VimpelCom Ltd. to record and act upon any instructions with respect to notices and payments relating to the tendered OJSC VimpelCom shares which have been recorded in OJSC VimpelCom’s books and records;

•	I am a U.S. holder;

•	I am not a resident of or located in a jurisdiction where it is unlawful for VimpelCom Ltd. to make the offer contemplated in the Prospectus or for me to legally accept this offer;

•	I have full power and authority to tender, exchange, sell, assign and transfer the OJSC VimpelCom shares tendered hereby;

•

when VimpelCom Ltd. acquires the tendered OJSC VimpelCom shares pursuant to the U.S. Offer, VimpelCom Ltd. will acquire good and unencumbered title to the tendered shares, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the same will not be subject to any adverse claim; and

•

I will ratify each and every act which may be done or performed by VimpelCom Ltd. or any of its directors or agents or OJSC VimpelCom or any of its directors or agents as permitted under the terms of the U.S. Offer. I have received a copy of, and I agree to all of the terms of, the Prospectus and the U.S. Offer described therein.

The name(s) and address(es) of the registered holder(s) are printed above as they appear on the OJSC VimpelCom share register. The number of OJSC VimpelCom shares that I wish to tender are indicated in the appropriate boxes above.

I have indicated the consideration that I wish to receive for the tendered OJSC VimpelCom shares in the box entitled “DR or Cash Election” above.

Unless I have otherwise indicated by completing the box entitled “Special Payment Instructions” below, I hereby direct that the consideration for my OJSC VimpelCom shares be delivered to the address shown below my signature.

If I have tendered any OJSC VimpelCom shares that are not accepted for payment in the U.S. Offer for any reason, unless I have otherwise indicated by completing the box entitled “Special Payment Instructions,” I hereby direct that any OJSC VimpelCom shares that are not tendered or not accepted for payment should be returned to the undersigned and delivered to the address shown below my signature at VimpelCom Ltd.’s expense as promptly as practicable following the expiration date of the U.S. Offer acceptance period.

I understand that if I decide to tender OJSC VimpelCom shares, and VimpelCom Ltd. accepts such OJSC VimpelCom shares for payment, this will constitute a binding agreement between me and VimpelCom Ltd., subject to the terms and conditions set forth in the U.S. Offer.

I also recognize that, under circumstances described in the Prospectus under “The Offers – Terms and Conditions of the Offers – Conditions to Completing the U.S. Offer,” VimpelCom Ltd. may not be required to accept for payment any OJSC VimpelCom shares tendered by this Share Acceptance Form.

All authority conferred in or agreed to be conferred in this Share Acceptance Form will survive my death or incapacity, and any obligation of mine under this Share Acceptance Form will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the Prospectus, this tender is irrevocable.

SPECIAL PAYMENT INSTRUCTIONS

(See Instruction A.5)

To be completed ONLY if the consideration with respect to OJSC VimpelCom shares accepted is to be issued/registered in the name of or sent to someone other than the undersigned.

Issue check or register DRs in the name of:

Name:

(Please Print)

Address:

(include Zip Code)

(Taxpayer Identification or Social Security No.)

(also complete Substitute Form W-9 below)

SIGN HERE

(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Holder(s)

Date:                             , 2010

Date(s) and Place(s) of Birth of Holder(s)

(Must be signed by registered owner(s) exactly as name(s) appear(s) on the OJSC VimpelCom share register or on a security position listing or by person(s) authorized to become registered owner(s) by endorsements, stock powers and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction A.3 and C.2)

Name(s):

(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or

Social Security No.:

(See Substitute Form W-9)

SHARE TRANSFER ORDER

Форма 2 (Form 2) — В ЗАО «Национальная Регистрационная Компания» (to the National Registry Company)

Передаточное распоряжение (Transfer Order) №______ от (date) "___" ______________ 20__г.

Настоящим прошу перерегистрировать ценные бумаги с зарегистрированного лица, передающего ценные бумаги (отчуждатель) на лицо, на счет которого должны быть зачислены ценные бумаги (получатель), следующие ценные бумаги:
(With the present transfer order we request to reregister the following securities from the registered person, transferring securities, to the registered person, to whose account the securities shall be transferred)

Ценные бумаги: (securities)	**Полное официальное наименование эмитента (Issuer full official name)**		
Номер гос.регистрации (issue state registration number)	Номинальная стоимость: (face value) **(roubles)**	Вид ценных бумаг (Sort of securities)	Категория (тип) ценных бумаг (Category (type) of securities)
Количество ценных бумаг (Number of securities in figures)	Количество ценных бумаг прописью (Number of securities in writing)		
☐ не обременены обязательствами (bear no obligations)	☐ обременены (указать вид обязательств)______________ (bear the obligations of (declare the sort of obligations))		

Лицо, передающее ценные бумаги: (Registered person transferring the securities): Ф.И.О. или полное официальное наименование юридического лица (Full name in accordance with Articles of Association)	№счета (Account No.)
	☐**Владелец (Owner)** ☐**Номинальный держатель (Nominee)**
Данные документа, удостоверяющего личность или регистрационные данные юридического лица (name of the certifying document) № гос .регистрации (Registration No.), выдан (Issued by), Дата регистрации (registration date)	☐**Доверительный управляющий (Trustee)** ☐**Лицевой счет эмитента (Issuer)** ☐**Эмиссионный счет эмитента (Issuer)**

Лицо, принимающее ценные бумаги: (Registered person to whose account the securities shall be transferred): Ф.И.О. или полное официальное наименование юридического лица (Full name in accordance with Articles of Association)	№ счета (Account No.)
	☐**Владелец (Owner)** ☐**Номинальный держатель (Nominee)**
Данные документа, удостоверяющего личность или регистрационные данные юридического лица (name of the certifying document) № гос .регистрации (Registration No.), выдан (Issued by), Дата регистрации (registration date)	☐**Доверительный управляющий (Trustee)** ☐**Лицевой счет эмитента (Issuer)**

Основание (Details of transfer): ☐ **Купля-продажа (Sale & Purchase)** ☐ **Купля-продажа с передачей в/из номинальное(го) держание(я) (Sale and purchase with transfer to/from the nominal holder)** ☐ **Передача в/из номинальное(го) держание(я) (transfer to/from the nominal holder)** ☐ **Передача в/из доверительное(го) управление(я) (transfer to/from the trustee)** ☐ **Иное (указать): (Other)**	1. Полное наименование договора (name and requisites of the agreement) 2. Номер, дата, место составления договора (Number, date and place of the agreement) 3. Стороны договора (Parties of the agreement)
Цена сделки (Price of transaction) ( )	Цена сделки прописью (Price of transaction in writing) ( )

Услуги Регистратора оплачивает (payer of the registrar fees) : ☐ Отчуждатель (transferor) ☐ Получатель (transferee)	**Уполномоченный представитель, предоставляющий документы регистратору: (Authorized representative)** Ф.И.О. (Full name)
☐ Иное лицо (other person):	Данные документа, удостоверяющего личность (Document number, series, date of issue)
Подпись отчуждателя: (Signature of Registered person transferring the securities or his authorized representative)	**Подпись залогодержателя: (Signature of Registered lien holder or his authorized representative)** **Подпись получателя: (Signature of the Registered person to whose account the securities shall be transferred or his authorized representative)**
Ф.И.О. подписавшего: (name of the person who signed the transfer order) **М.П. (Seal)**	

Отметки Регистратора:	отметка о приеме	контроль подписи	отметка об исполнении

FORM OF POWER OF ATTORNEY

POWER OF ATTORNEY

[date]

[For a legal entity selling securities, indicate name and registration details / for an individual, indicate full name and passport details] (hereinafter, the “Principal”)

does hereby designate and authorize:

[add details of the relevant BoNY representatives]

and any one of them individually to represent the Principal in relations with Closed Joint Stock Company “NATIONAL REGISTRY COMPANY” (hereinafter, the “Registrar”) in connection with the making of an entry evidencing the transfer of title to shares from the individual account of the Principal in the shareholders’ register of Open Joint Stock Company “Vimpel-Communications” (located at 10, 8th March Street, Building 14, Moscow 127083, Russian Federation, Main State Registration Number (OGRN) 1027700166636) (hereinafter, the “Register”) maintained by the Registrar, in favor of VimpelCom Ltd. organized under the laws of Bermuda having its principal place of business in the Netherlands (the “Company”) by acting as follows:

(i)     to sign and present the registered person’s forms and other documents relating to the making of amendments to the individual account details of the registered person (the Principal) in the Register, including the completion and signing of all the relevant applications and/or other documents required to perform all or any of the above actions;

(ii) to sign and present all transfer and pledge orders, and other orders serving as a basis for making any entries in the individual accounts of the Principal in the Register;

(iii)  to receive extracts, transaction reports, notifications of accomplished transaction, and other information and/or documents provided to the registered person (the Principal) in accordance with the legislation of the Russian Federation;

(iv) to receive payment-related documentation for services rendered to the Principal and to make payments for such services; and

(v)    to perform any other legal actions, to consider, settle, execute, enter into, sign, deliver and/or issue any documents, and to perform any other acts which the authorised representative may deem necessary in connection with the exercise of the powers hereunder.

The powers granted under this Power of Attorney may be delegated to any other person or persons.

This Power of Attorney shall be valid for a period of 1 (one) year from the date of execution hereof.

Executed as a deed on behalf of the Principal:

INSTRUCTIONS

FORMING A PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

In order to validly tender your OJSC VimpelCom shares, you must properly complete and duly execute the enclosed Share Acceptance Materials and deliver the original documents to the U.S. Exchange Agent at the address shown above prior to the expiration date of the U.S. Offer acceptance period.

A. To properly complete the Share Acceptance Form, you must do the following:

1. Fill in the box entitled “Description of OJSC VimpelCom Shares Tendered”

Inadequate Space. If the space provided herein under “Description of OJSC VimpelCom Shares Tendered” is inadequate, the number of OJSC VimpelCom shares tendered should be listed on a separate schedule and attached hereto.

Partial Tenders. If fewer than all of the OJSC VimpelCom shares held by the tendering shareholder are to be tendered, fill in the number of OJSC VimpelCom shares that are to be tendered in the box entitled “Number of Shares Tendered.” If you wish to tender all OJSC VimpelCom shares held by the tendering shareholder, you must indicate the total number of shares held by the tendering shareholder. In the case of partial acceptances, OJSC VimpelCom shares in respect of which the U.S. Offer was not accepted will not be reissued to a person other than the registered owner.

2. Elect the form of consideration you wish to receive by checking the appropriate selection in the box entitled “DR or Cash Election”

You may elect to receive either DRs or cash consideration in exchange for your tendered OJSC VimpelCom shares in the U.S. Offer. If you tender OJSC VimpelCom shares and do not make a valid election, you will receive DRs, which is the standard entitlement for tendered OJSC VimpelCom shares.

VimpelCom Ltd. strongly urges you not to elect to receive cash consideration in exchange for your OJSC VimpelCom shares. VimpelCom Ltd. is only offering a nominal cash option to comply with the Russian regulations, and does not intend for the cash option to constitute fair market value for your OJSC VimpelCom shares. Nonetheless, if you choose to receive cash consideration in exchange for your tendered OJSC VimpelCom shares in the U.S. Offer, such cash consideration will be converted from Russian roubles into U.S. dollars on the date that the custodian for the U.S. Exchange Agent confirms receipt of the Russian rouble funds at the then prevailing spot market rate for the exchange of Russian roubles into U.S. dollars and the proceeds, if any, distributed to you, net of fees, expenses and any applicable taxes incurred. Due to currency conversion fees and related expenses, you may not receive any U.S. dollar cash distribution if you elect to receive cash consideration.

3. If you want any consideration issued/registered in the name of or sent to another person, complete the box entitled “Special Payment Instructions”

If the consideration for tendered OJSC VimpelCom shares is to be issued/registered in the name of or delivered to someone other than the person(s) signing the Share Acceptance Form or to the person(s) signing the Share Acceptance Form but at an address other than that shown in the box entitled “Description of OJSC VimpelCom Shares Tendered” herein, the appropriate box in the Share Acceptance Form must be completed.

4. Sign and date the Share Acceptance Form in the box entitled “Sign Here,” and complete the required information about each shareholder

5. Fill in and sign in the box entitled “Substitute Form W-9”

B. To properly complete the Share Transfer Order, you (or, if your OJSC VimpelCom shares are registered in the name of a custodian, your custodian) must do the following:

1. The Share Transfer Order must be completed and signed by the person registered in the share register of OJSC VimpelCom, and must be in the form attached hereto. Information on the issuer of transferred securities, the securities themselves and in the “Registered person transferring the securities” field of the Share Transfer Order must conform to information contained in the share register of OJSC VimpelCom maintained by Closed Joint Stock Company “National Registration Company” (“NRK”).

2. Details of Transfer. The “Details of Transfer” field of the Share Transfer Order should indicate that the basis to make an entry on the transfer of title to the transferred OJSC VimpelCom shares is “Sale and Purchase,” and in respect of the name and requisites of the agreement refer to a sale and purchase transaction between the transferor and VimpelCom Ltd. as of the date of commencement of the U.S. Offer, February 8, 2010, as the date of the transaction.

3. Registered person to whose account the securities shall be transferred. The “Registered person to whose account the securities shall be transferred” field of the Share Transfer Order should contain the following information:

•	the transferred shares must be credited to the account of VimpelCom Ltd.;

•	“Full name in accordance with Articles of Association”: VimpelCom Ltd.; and

•	registration data:

-	registration number at the place of registration (Bermuda): 43271;

-	the entity which registered the owner: registrar of companies;

-	title of the document confirming state registration: certificate of incorporation; and

-	registration date: June 05, 2009.

C. To properly complete the Ancillary Materials to the Share Transfer Order, you must do the following:

1. Execute a power of attorney authorizing the U.S. Exchange Agent to submit the Share Transfer Order to NRK on your behalf. The form of this power of attorney is attached hereto. If executed outside Russia, the power of attorney must be apostilled, the apostille translated into Russian and such translation notarized by a Russian notary public. If executed in Russia, the power of attorney must be notarized by a Russian notary public. If executed by a legal entity, the power of attorney must have the entity’s corporate seal affixed to it.

The power of attorney must be issued in the name of an individual employee(s) of the U.S. Exchange Agent. Therefore, before finalizing this power of attorney please contact the U.S. Exchange Agent for the details of the respective employee(s).

2. Information contained in the Share Transfer Order must conform to information contained in the share register of OJSC VimpelCom maintained by NRK. If any of the information specified in the Questionnaire of Registered Person (the “Questionnaire”) as previously completed or amended by you and submitted to NRK has changed, please submit an amended Questionnaire to NRK together with the documents evidencing the respective changes in a duly legalized form. If you have not previously completed and submitted a Questionnaire to NRK, please do so before or simultaneously with the submission of the Share Transfer Order to the U.S. Exchange Agent. The Questionnaire must be submitted to NRK together with the corporate and foundation documents of the transferor, the list of which can be obtained from NRK directly; such documents must be submitted in a duly legalized form. Questionnaire forms are available on NRK’s website (in Russian) at http://www.nrcreg.ru/docs/1a_izm.doc for individuals or http://www.nrcreg.ru/docs/1b_izm.doc for legal entities. If you are uncertain how to complete these forms, please contact the Information Agent or NRK.

D. With respect to the Share Acceptance Materials, you should also note the following:

1. Delivery of Share Acceptance Materials. These Share Acceptance Materials are to be used by shareholders tendering their OJSC VimpelCom shares in the U.S. Offer pursuant to the procedure set forth in the Prospectus under “The Offers – Procedures for Tendering – Procedures for Tendering OJSC VimpelCom Shares.” All required properly completed and duly executed Share Acceptance Materials must be received by the U.S. Exchange Agent at the address set forth herein prior to the expiration of the U.S. Offer acceptance period.

The method of delivery of these Share Acceptance Materials is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the U.S. Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional OJSC VimpelCom shares will be purchased or accepted. By execution of these Share Acceptance Materials, all tendering holders of OJSC VimpelCom shares waive any right to receive any notice of the acceptance of their OJSC VimpelCom shares for purchase.

2. Signatures on the Share Acceptance Materials, including Stock Powers and Endorsements. If these Share Acceptance Materials are signed by the registered owner(s) of the OJSC VimpelCom shares tendered hereby, the signature(s) must correspond with the name(s) as it appears in OJSC VimpelCom’s share register maintained by NRK and the Questionnaire submitted by the respective owner to NRK.

If these Share Acceptance Materials are signed by the registered owner(s) of the OJSC VimpelCom shares tendered hereby, no separate stock powers are required, unless DRs are to be delivered or payment is to be made to, or OJSC VimpelCom shares not tendered or not exchanged are to be registered in the name of, a person other than the registered owner(s), in which case, the Share Acceptance Materials must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) in the OJSC VimpelCom share register maintained by NRK.

If these Share Acceptance Materials are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to VimpelCom Ltd. and the U.S. Exchange Agent of such person’s authority to so act must be submitted.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the Prospectus and the Share Acceptance Materials may be directed to the Information Agent at its telephone numbers and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

4. Conditions. VimpelCom Ltd.’s obligation to accept OJSC VimpelCom shares tendered in the U.S. Offer is subject to the conditions set forth in the Prospectus under “The Offers – Terms and Conditions of the Offers.”

5. Holders of OJSC VimpelCom ADSs. Holders of OJSC VimpelCom ADSs may not accept the U.S. Offer in respect of such OJSC VimpelCom ADSs pursuant to these Share Acceptance Materials.

6. No Interest; Foreign Exchange Currency. Under no circumstances will interest be paid on the exchange or purchase of OJSC VimpelCom shares tendered, regardless of any delay in making the exchange or purchase or extension of the expiration date for the U.S. Offer. If you elect to receive cash consideration, you will receive the U.S. dollar equivalent, if any, after fees, expenses and any applicable taxes, of the cash consideration paid in Russian roubles at the prevailing exchange rate. As of the date of the Prospectus, 0.01 Russian roubles equals approximately US$0.0003. For further information, see “The Offers – Acceptance and Delivery of Securities” in the Prospectus.

7. Expiration of the U.S. Offer Acceptance Period. The expiration of the U.S. Offer acceptance period will be 5:00 p.m., New York City time on April 15, 2010. VimpelCom Ltd. does not currently intend to extend the expiration date of the U.S. Offer. If VimpelCom Ltd. decides to extend the period for the U.S. Offer, then the expiration date means the latest time and date on which the U.S. Offer expires, as extended. The Russian Offer acceptance period will expire at 11:59 p.m. Moscow time on April 20, 2010, three business days after the expiration of the U.S. Offer acceptance period. If VimpelCom Ltd. decides to extend the U.S. Offer acceptance period, then VimpelCom Ltd. will also extend the Russian Offer acceptance period by a corresponding number of business days, subject to limitations on such extension set out under Russian law.

If any condition described in the Prospectus under “The Offers – Terms and Conditions of the Offers” is not fulfilled, VimpelCom Ltd. may, from time to time, extend the period of time for which the offers are open until all such conditions have been satisfied or, to the extent legally permitted, waived.

If VimpelCom Ltd. extends, terminates, withdraws or waives any condition of the Offers (in accordance with applicable law), VimpelCom Ltd. will notify the U.S. Exchange Agent by written notice or oral notice confirmed in writing. If VimpelCom Ltd. decides to extend the Offers, VimpelCom Ltd. will also make an announcement to that effect on the next business day after the previously scheduled expiration date of the Russian Offer by issuing a press release and by publication of an announcement in newspapers of national circulation in the United States and Russia. In addition, VimpelCom Ltd. will file the announcement with the SEC via the EDGAR filing system on the date such announcement is made, and VimpelCom Ltd. will post the announcement on its website. During any such extension, any OJSC VimpelCom shares validly tendered and not properly withdrawn will remain subject to the U.S. Offer, subject to the right of each holder to withdraw OJSC VimpelCom shares already tendered. If VimpelCom Ltd. extends the period of time during which the Offers are open, the Offers will expire at the latest respective time and date to which VimpelCom Ltd. extends the U.S. Offer and the Russian Offer.

Subject to the requirements of the Russian voluntary tender offer rules and the U.S. federal securities laws (including U.S. federal securities laws which require that material changes to an offer be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which VimpelCom Ltd. may choose to make any public announcement, VimpelCom Ltd. will have no obligation to communicate any public announcement other than as described above.

8. No Guaranteed Delivery. VimpelCom Ltd. is not providing for a guaranteed delivery procedure; therefore, you may not accept the U.S. Offer by delivery of a notice of guaranteed delivery. The only method for accepting the U.S. Offer is the procedure described above and in the Prospectus under “The Offers – Procedures for Tendering.”

Important: All required Share Acceptance Materials must be received by the U.S. Exchange Agent prior to the expiration of the U.S. Offer acceptance period.

IMPORTANT TAX INFORMATION

United States Federal Backup Withholding

Under the federal income tax law, a security holder whose tendered OJSC VimpelCom shares are accepted is required to provide the U.S. Exchange Agent (as payer) either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number (“TIN”), if you are a U.S. person, or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are not a U.S. person, or otherwise establish a basis for exemption from backup withholding. If such security holder is an individual, the TIN is such stockholder’s social security number.

Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States federal backup withholding at a rate of 28.0% on all reportable payments made to you pursuant to the U.S. Offer if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below on whether you are an exempt payee.

Certain security holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from the U.S. Exchange Agent. Exempt security holders should furnish their TIN, check the “Exempt from backup withholding” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the U.S. Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A security holder should consult his or her tax advisor as to such security holder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

You are generally exempt from backup withholding if you are a non-resident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the U.S. Exchange Agent the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, “Withholding of Tax on Non-resident Aliens and Foreign Entities.” You can receive the applicable Form W-8 from the Information Agent.

If backup withholding applies to a U.S. Person, the U.S. Exchange Agent is required to withhold 28.0% of any reportable payments made to the security holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

If you fail to furnish your correct TIN to the U.S. Exchange Agent, you are subject to a penalty of US$50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a US$500 penalty. Wilfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a security holder with respect to OJSC VimpelCom shares exchanged or purchased pursuant to the U.S. Offer, the security holder is required to notify the U.S. Exchange Agent of such security holder’s correct TIN by completing the form below certifying, under penalties of perjury, that (a) the TIN provided on Substitute Form W-9 is correct (or that such security holder is awaiting a TIN), (b) that (i) such security holder is exempt from backup withholding, (ii) such security holder has not been notified by the Internal Revenue Service that such security holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such security holder that such security holder is no longer subject to backup withholding and (c) that such security holder is a U.S. person (including a U.S. resident alien).

What Number to Give the U.S. Exchange Agent

The holder of OJSC VimpelCom securities is required to give the U.S. Exchange Agent the social security number or employer identification number of the record holder of OJSC VimpelCom shares tendered hereby. If OJSC VimpelCom shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering OJSC VimpelCom security holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such security holder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the U.S. Exchange Agent will withhold 28.0% of all reportable payments to such security holder unless a TIN is provided to the U.S. Exchange Agent by the time of payment or such security holder has otherwise established an exemption from backup withholding.

Stock Transfer Taxes.

VimpelCom Ltd. will bear liability for paying or causing to be paid any stock transfer taxes with respect to the exchange of OJSC VimpelCom shares not based on income; provided, however, that if any consideration for the delivery of OJSC VimpelCom Share is to be paid to any person(s) other than the registered holder(s), it shall be a condition of such payment that the amount of any transfer taxes (whether imposed on the registered holder(s) or such person(s)) payable on account of the delivery of OJSC VimpelCom Share shall be delivered to the U.S. Exchange Agent or satisfactory evidence of the payment of such taxes or nonapplicability thereof shall be submitted to the U.S. Exchange Agent before such payment be made. If, however, a transfer tax is imposed based on income or for any reason other than the exchange of securities in the U.S. Offer, then those transfer taxes, whether imposed on the registered holder or any other persons, will not be borne by VimpelCom Ltd.

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS

PAYER’S NAME: BNY MELLON SHAREOWNER SERVICES, AS THE U.S. EXCHANGE AGENT

THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for TIN and Certification
Name:
Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor; ☐ Corporation; ☐ Partnership; ☐ Other		☐ Exempt from backup withholding
Address (number, street, and apt. or suite no.)
City, state, and ZIP code
Part I	TIN
PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION.”		Social Security Number OR Employer Identification Number
Part II	Certification

Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person ▶	Date ▶

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28.0% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION.”

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28.0% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person ▶	Date ▶

Questions and requests for assistance or additional copies of the Prospectus and the Share Acceptance Materials may be directed to the Information Agent at the telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

Innisfree M&A Incorporated

1-877-800-5190

(for shareholders)

or

1-212-750-5833

(for banks or brokers)

The U.S. Exchange Agent for the U.S. Offer is:

BNY Mellon Shareowner Services

By Mail:	By Overnight Courier or Hand:

BNY Mellon Shareowner Services c/o Mellon Investor Services LLC Attn. Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services c/o Mellon Investor Services LLC 480 Washington Boulevard Attn: Corporate Action Department – 27th Floor Jersey City, NJ 07310